UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 23, 2007

DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code	302-478-5142

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.
(e)  Effective August 23, 2007, the Compensation Committee (the “Committee”) of the Registrant’s Board of Directors approved the Registrant’s Second Amended and Restated Long-Term Performance-Based Incentive Plan (the “Restated Plan”). A copy of the Restated Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.
On August 23, 2007, the Committee, pursuant to the provisions of the Restated Plan, granted a discretionary award of options to purchase up to 375,094 shares of the Registrant’s Class B Common Stock at the price of $40.18 per share, the fair market value of the Stock on such date, as determined under the Plan, to Robert Rosenkranz, the Registrant’s Chairman and Chief Executive Officer. The options vest in five equal annual installments beginning on August 23, 2008. The award agreement relating to this option grant is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Registrant’s Second Amended and Restated Long-Term Performance-Based Incentive Plan

10.2	Award Agreement for Robert Rosenkranz
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: August 29, 2007